Exhibit 10.1

Execution Version

Second Amendment to Loan and Servicing Agreement

This Second Amendment (the “Amendment”), dated as of March 4, 2022, by and among FS CREIT Finance MM-1 LLC (the “Borrower”), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (collectively, the “Initial Lenders” and each, an “Initial Lender”), the other Lenders party hereto, Massachusetts Mutual Life Insurance Company, as the Facility Servicer (the “Facility Servicer”), FS MM-1 LLC, as the Portfolio Asset Servicer (the “Portfolio Asset Servicer”), and, to the extent set forth herein, FS CREIT Finance Holdings LLC, which amends that certain Loan and Servicing Agreement dated as of September 20, 2021 (as amended by that certain First Amendment to Loan and Servicing Agreement, dated as of February 23, 2002, and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”), by and among the Borrower, the Lenders, Wells Fargo Bank, National Association, as the Administrative Agent and the Collateral Custodian (the “Administrative Agent”), the Facility Servicer, and the Portfolio Asset Servicer. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Loan and Servicing Agreement.

WHEREAS, the Borrower has requested that the Lenders agree to increase the amount of the Commitments and the Maximum Facility Amount by an aggregate amount of $250,000,000, from $250,000,000 to $500,000,000 effective as of the Second Amendment Effective Date (collectively, the “Second Amendment Commitment Increase”); and

WHEREAS, the Lenders are willing to consent to the Second Amendment Commitment Increase on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows.

SECTION	1. CONSENTS TO LOAN AND SERVICING AGREEMENT.

(a) the Lenders party hereto hereby irrevocably consents to the Commitment Increase and the other terms of this Amendment.

SECTION	2. AMENDMENTS TO LOAN AND SERVICING AGREEMENT.

Effective as of the Second Amendment Effective Date, the Loan and Servicing Agreement shall be amended as follows:

(e) Section 1.01 of the Loan and Servicing Agreement is hereby amended by replacing the definition of “Applicable Spread”, “Eligible Loan Asset” and “Maximum Facility Amount” in their entirety with the following:

“Applicable Spread” means 2.05%.

“Eligible Loan Asset” means a Loan Asset that, in each case:

(i) is a commercial mortgage loan (or a senior or pari-passu participation therein) (and for purposes of clarity, not real estate owned property acquired as a result of the enforcement of remedies with respect to such senior commercial mortgage loan or participation therein);

(iii) the Loan Agreement relating thereto is governed by the laws of a State;

(iii) for which no Underlying Obligor Default has occurred and is continuing thereunder or any other breach in any material respect of any other term set forth in the Loan Agreement therefor has occurred and is continuing;

(iv) there are no proceedings pending or, to the best of the Borrower’s knowledge, threatened (A) with respect to a Bankruptcy Event with respect to any applicable Obligor, or (B) wherein any applicable Obligor, any other party or any governmental entity has alleged that such Loan Asset or its related Loan Agreement or any of its Required Loan Documents is illegal or unenforceable;

(v) is collaterally assignable to the Administrative Agent, for the benefit of the Secured Parties, as Collateral as provided hereunder;

(vi) is not subject to any Liens other than Permitted Liens; and

(vii) as of the related Cut-Off Date, meets the Collateral Quality Guidelines.

If, on the one year anniversary of the Closing Date, after giving effect to any Transfer or Sale of Loan Assets on such date, either:

(A) the Outstanding Principal Balance plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio with real property Underlying Collateral that is located in the same State exceeds 50%, or 60% for Texas, Florida, California and New York, of the most recent Value of all Eligible Loan Assets at such time plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio; or

(B) the Outstanding Principal Balance plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio with Underlying Collateral of the same type of property (as determined under item A.5 of the Collateral Quality Guidelines) (other than the multifamily property type) exceeds 60% of the most recent Value of all Eligible Loan Assets at such time plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio;

then the Facility Servicer may, in its sole discretion, identify Eligible Loan Assets (or a portion thereof) to be removed as Eligible Loan Assets such that after giving effect to the removal thereof, the Outstanding Principal Balance plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all remaining Eligible Loan Assets in the Collateral Portfolio with either (1) real property Underlying Collateral that is located in the same State or (2) Underlying Collateral of the same type of property (as determined under item A.5 of the Collateral Quality Guidelines) (other than the multifamily property type), as the case may be, does not exceed the percentage thresholds set forth in clauses (A) or (B) above, as the case may be, of all Eligible Loan Assets in the Collateral Portfolio.

A Loan Asset that at any time ceases to satisfy the foregoing criteria will not be considered as an Eligible Loan Asset for purposes of calculating the Borrowing Base at such time.

“Maximum Facility Amount” means, at any time, an amount equal to the aggregate Commitments of the Lenders at such time, as may be decreased in accordance with Section 2.04 or increased in accordance with Section 2.17. The Maximum Facility Amount (i) on the Closing Date is $200,000,000, (ii) on the First Amendment Effective Date is $250,000,000 and (iii) on the Second Amendment Effective Date is $500,000,000; provided, that, any increases in the Commitments from and after the Second Amendment Effective Date shall be subject to Section 2.17(a).”

(f) Section 1.01 of the Loan and Servicing Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Second Amendment” means the Second Amendment to Loan and Servicing Agreement, dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” means March 4, 2022.”

(g) Schedule I and Schedule II. Schedule I and Schedule II of the Loan and Servicing Agreement are hereby replaced with Schedule I and Schedule II attached hereto.

SECTION 3. CONDITIONS PRECEDENT.

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (such date, the “Second Amendment Effective Date”) by the Lenders party hereto:

(a) The Administrative Agent and the Lenders shall have received a counterpart of this Amendment, duly executed by each of the Borrower, the Lenders and the Administrative Agent;

(b) no Event of Default, Unmatured Event of Default or Market Trigger Event has occurred and is continuing on the Second Amendment Effective Date or shall occur by giving effect to such increase;

(c) the representations and warranties contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date and after giving effect to Commitment Increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(d) The Administrative Agent and the Lenders shall have received a certificate of an officer of the Borrower, dated as of the Second Amendment Effective Date, certifying that (i) true and complete copies of the certificate of formation and the limited liability company agreement of the Borrower, including all amendments thereto (if any) (collectively, the “Constituent Documents”), were delivered as of the Closing Date, or are attached thereto, as applicable, (ii) no such Constituent Documents have been amended, modified or supplemented since the date reflected thereon and are in full force and effect as of the Second Amendment Effective Date, and (iii) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of the board of directors approving the terms of, and authorizing the execution, delivery and performance of, this Amendment, which resolutions or written consent have not been modified, rescinded or amended and are in full force and effect as of the Second Amendment Effective Date, and authorize a specified person or persons to execute this Amendment and any other documents and notices to be signed and/or dispatched by it under or in connection with this Second Amendment on its behalf;

(e) A good standing certificate for the Borrower from the Secretary of State of the State of Delaware, dated as of a recent date;

(f) the Borrower has paid to Massachusetts Mutual Life Insurance Company a structuring fee in an amount equal to $1,700,000; and

(g) the Administrative Agent shall have received one or more favorable opinions of counsel to the Borrower consistent with the opinions given on the Closing Date, reasonably acceptable to the Initial Lender and addressed to the Administrative Agent, the Servicer, the Lenders and the Collateral Custodian.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders party hereto that, as of the Second Amendment Effective Date, both before and after giving effect to this Amendment and the transactions contemplated hereby:

(a) The Borrower (i) has the power, authority and legal right to (A) execute and deliver this Amendment and (B) perform and carry out the terms of this Amendment and the transactions contemplated thereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment (i) has been duly executed and delivered by the Borrower, (ii) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability hereof may be limited by Bankruptcy Laws and by general principles of equity (whether considered in a proceeding in equity or at law).

(c) No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Amendment or the validity or enforceability of this Amendment, other than such as have been waived, met or obtained and are in full force and effect.

(d) The execution, delivery and performance of this Amendment will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, each Borrower’s certificate of formation or limited liability company agreement, (ii) violate any Applicable Law in any material respect, or (iii) violate any material contract or other material agreement to which such Borrower is a party or by which any property or assets of such Borrower may be bound.

SECTION 5. MISCELLANEOUS

(a) As of the Second Amendment Effective Date, each reference in the Amended Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Loan and Servicing Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Loan and Servicing Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, all of the terms and provisions of the Loan and Servicing Agreement and all other Transaction Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or the Borrower under the Loan and Servicing Agreement, or any other Transaction Document, or constitute a waiver or amendment of any other provision of the Loan and Servicing Agreement or any other Transaction Document (as amended hereby) except as and to the extent expressly set forth herein.

(d) Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

(e) The provisions of Section 11.06 and Section 11.10 of the Loan and Servicing Agreement are hereby incorporated into this Amendment as if fully set forth herein, mutatis mutandis.

(f) The Amendment to Loan and Servicing Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures approved by the Borrower, the Lenders and the Administrative Agent (and, for the avoidance of doubt, electronic signatures utilizing the DocuSign platform shall be deemed approved), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent and the Lenders shall not incur any liability arising out of the use of electronic methods for any and all purposes in connection with the execution of this Amendment, including the authorization, execution, delivery or submission of documents, instruments, notices, directions, instructions, reports, opinions and certificates to the Administrative Agent and/or the Collateral Custodian.

(g) The Amendment is a Transaction Document, and together with the other Transaction Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

The Borrower:

FS CREIT FINANCE MM-1 LLC

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

Solely with respect to the Specified Provisions and without recourse other than to the extent of the Pledged Equity:

Holdings:

FS CREIT FINANCE HOLDINGS LLC

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

[Signature Page to Second Amendment Loan and Servicing Agreement]

The Initial Lender:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Partlan
Name:	Eric Partlan
Title:	Head of Portfolio Management

[Signature Page to Second Amendment Loan and Servicing Agreement]

Lender:

C.M. LIFE INSURANCE COMPANY

By:	/s/ Eric Partlan
Name:	Eric Partlan
Title:	Vice President

GREAT AMERICAN LIFE INSURANCE COMPANY

By:	/s/ Eric Partlan
Name:	Eric Partlan
Title:	Chief Investment Officer

[Signature Page to Second Amendment Loan and Servicing Agreement]

The Facility Servicer:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, in its capacity as Facility Servicer

By:	/s/ Eric Partlan
Name:	Eric Partlan
Title:	Head of Portfolio Management

[Signature Page to Second Amendment Loan and Servicing Agreement]

The Portfolio Asset Servicer:

FS CREIT FINANCE MM-1 LLC, in its capacity as Portfolio Asset Servicer

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

[Signature Page to Second Amendment Loan and Servicing Agreement]

Execution Version

Schedule I

Commitments

Lender	Commitment
Massachusetts Mutual Life Insurance Company	$345,000,000
C.M. Life Insurance Company	$125,000,000
Great American Life Insurance Company	$30,000,000
Total	$500,000,000

Schedule II

Collateral Quality Guidelines

A.	The commercial mortgage loan related to the Loan Asset meets the following criteria as of its Cut-Off Date:

1.	It is denominated and payable only in U.S. Dollars.

2.	The Underlying Collateral for such loan is subject to a first priority mortgage.

3.

The real property constituting the Underlying Collateral for such loan is located within one of the top 40 largest (by population) Metropolitan Statistical Areas of the United States as most recently defined by the United States Office of Management and Budget.

4.

The Outstanding Principal Balance of such Loan Asset as of such date plus the maximum unfunded commitment with respect to Delayed Draws for such Loan Asset as of such date is not less than $5,000,000 or greater than $60,000,000 or up to $80,000,000 with respect to no more than three (3) Loan Assets.

5.	The Underlying Collateral for such Loan Asset is one of the following types of properties: office; multifamily; mixed use; industrial; self-storage; retail or hospitality.

6.	The Loan Asset LTV for such Loan Asset does not exceed 80%.

7.

The ratio (expressed as a percentage rounded down to the nearest 1/10th) obtained by dividing (a) the NOI (as defined below) for such Loan Asset at such time by (b) the Advance Rate for such Loan Asset multiplied by the Outstanding Principal Balance and maximum unfunded commitment (other than the portion of any such commitment that is contingent on the applicable Obligor satisfying specific metrics therefor) with respect to Delayed Draws for such Loan Asset as of such time is not less than the percentage set for below that corresponds to the type of property (as determined under item A.5 above) constituting the Underlying Collateral for such Loan Asset:

Type of Property	NOI Coverage Percentage
Office	8.0%
Multifamily	7.5%
Mixed Use; Self-Storage	8.5%
Industrial	8.0%
Retail	9.5%
Hospitality	11.0%

[Signature Page to Second Amendment Loan and Servicing Agreement]

8.

The ratio (rounded down to the nearest 1/10th) obtained by dividing (a) the NOI for such Loan Asset at such time by (b) the Advance Rate for such Loan Asset multiplied by the Outstanding Principal Balance and the maximum unfunded commitment (other than the portion of any such commitment that is contingent on the applicable Obligor satisfying specific metrics therefor) with respect to Delayed Draws for such Loan Asset multiplied by the interest rate for the Advances in effect on the Cut-Off Date for such Loan Asset is not less than 1.4:1.0.

9.	The interest rate with respect to such loan will be a floating rate unless the Initial Lender agrees otherwise in writing.

10.	Such loan requires its Obligor to make monthly deposits for insurance and tax payments and replacement reserves.

11.

Such loan benefits from customary non-recourse carve-out guaranties and such other guaranties (for example, completion and interest replenishment) as are customary for loans of a similar type, and the guarantors thereof have (a) a net worth (excluding the value of the Underlying Collateral) of at least 50% of the maximum loan amount and (b) liquidity of at least 5% of the maximum loan amount (provided that the average liquidity of all guarantors with respect to all Eligible Loan Assets in the Collateral Portfolio is at least 7.5% of the average maximum loan amounts for such Eligible Loan Assets).

B.

On the one year anniversary of the Closing Date and on any Business Day thereafter when an Eligible Loan Asset is the subject of a Transfer to the Borrower, after giving effect to the Transfer of the Loan Asset, the Outstanding Principal Balance plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio with real property Underlying Collateral that is located in the same State does not exceed 50% of the most recent Value of all Eligible Loan Assets at such time plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio.

C.

On the one year anniversary of the Closing Date and on any Business Day thereafter when an Eligible Loan Asset is the subject of a Transfer to the Borrower, after giving effect to the Transfer of the Loan Asset, the Outstanding Principal Balance plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio with

[Signature Page to Second Amendment Loan and Servicing Agreement]

Underlying Collateral of the same type of property (as determined under item A.5 above) (other than the multifamily property type) does not exceed 60% of the most recent Value of all Eligible Loan Assets at such time plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio.

D.

After giving effect to the Transfer of the Loan Asset, the Outstanding Principal Balance plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio with real property constituting the Underlying Collateral located in the same Metropolitan Statistical Areas of the United States (by population) as most recently defined by the United States Office of Management and Budget does not exceed the percentages set forth below of the most recent Value of all Eligible Loan Assets at such time plus the maximum unfunded commitment with respect to Delayed Draws, if any, of all Eligible Loan Assets in the Collateral Portfolio:

Metropolitan Statistical Areas	Percentage
Ranked 16 through 40 (by population)	No more than 25% in any one such Metropolitan Statistical Area; provided that the percentage for up to three such Metropolitan Statistical Areas may be greater than 25% so long as (i) the percentage for the largest such Metropolitan Statistical Area is no more than 40% (ii) the percentages for the second and third largest such Metropolitan Statistical Areas are not greater than 32.5% each.

“NOI” means, as of any date of determination for any Loan Asset, the following with respect to the type of property (as determined under item A.5 above) constituting the Underlying Collateral for such Loan Asset:

(a)

with respect to multifamily properties, the annual operating income of such property equal to the sum of (i) rental income and tenant recoveries and other recurring income for the year of stabilization, less (ii) an adjustment to assume a vacancy factor equal to the greater of (A) the vacancy rate projected for such property and (B) a 5.0% vacancy factor, less (iii) projected operating expenses incurred in connection with such property for the year of stabilization assuming (A) base property management fees equal to the greater of (1) the actual amount payable by the applicable Obligors pursuant to the applicable management agreement and (2) a minimum of 2.5% of revenues and (B) a normalized adjustment for capital expenditures equal to a minimum of $200 per unit, as the same shall be reduced to the extent of any (i) funds set aside in capital expenditure reserves required pursuant to the applicable Loan Agreement or (ii) commitments with respect to Delayed Draws for capital expenditures for such Loan Asset;

[Signature Page to Second Amendment Loan and Servicing Agreement]

(b)

with respect to office, retail, industrial, mixed use and self-storage properties, (i) the annual operating income of such property based on underwritten rents for the year of stabilization, but subject to a maximum market occupancy cap of 95% (unless over 95% is leased to a credit tenant or a tenant that has (or that is a direct or indirect wholly-owned subsidiary of a parent entity that has) an investment grade rating where the term of the related lease extends beyond the Final Maturity Date), less (ii) projected operating expenses incurred in connection with such property for the year of stabilization, and assuming (A) base property management fees equal to the greater of (1) the actual amount payable by the applicable Obligors pursuant to the applicable management agreement and (2) 2.5% of revenues and (B) a normalized adjustment for capital expenditures equal to a minimum of $0.20 per square foot ($0.10 per square foot for industrial properties), as the same shall be reduced to the extent of any (i) funds set aside in capital expenditure reserves required pursuant to the applicable Loan Agreement or (ii) commitments with respect to Delayed Draws for capital expenditures for such Loan Asset; and

(c)

with respect to hospitality properties, the underwritten net operating income of such property for the year of stabilization as determined by the Facility Servicer as the sum of room, food and beverage, retail and other recurring income, less operating expenses incurred in connection with such property for the year of stabilization and assuming (i) a base property management fees equal to the greater of (A) the actual amount payable by the applicable Obligors pursuant to the applicable management agreement and (B) 2.5% of revenues and (ii) a normalized adjustment for capital expenditures equal to 4.0% of revenue.

[Signature Page to Second Amendment Loan and Servicing Agreement]